Exhibit 4.8(a)

EXECUTION COPY

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT AND UNDERTAKING AGREEMENT

AMENDMENT dated as of April 30, 2008 to (i) the RECEIVABLES PURCHASE AGREEMENT dated as of December 20, 2007 (the “Receivables Purchase Agreement”) among LYONDELLBASELL RECEIVABLES I, LLC, a Delaware limited liability company, as the Seller, LYONDELL CHEMICAL COMPANY (which is the surviving entity following its merger with BIL Acquisition Holdings Limited), a Delaware corporation, as the Servicer, the banks and other financial institutions party thereto as the Purchasers and CITIBANK, N.A., as Agent, and (ii) the UNDERTAKING AGREEMENT dated as of December 20, 2007 (the “Undertaking Agreement”) by each of LYONDELL CHEMICAL COMPANY, as Servicer and as Originator, EQUISTAR CHEMICALS, LP, as Originator, HOUSTON REFINING LP, as Originator and any additional Originator from time to time party thereto, in favor of the Purchasers and CITIBANK, N.A., as Agent.

The parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Purchase Agreement or in the Undertaking Agreement, as applicable, has the meaning assigned to such term in the Receivables Purchase Agreement or the Undertaking Agreement, as applicable. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Receivables Purchase Agreement and the Undertaking Agreement shall, after this Amendment becomes effective, refer to the Receivables Purchase Agreement or the Undertaking Agreement, as applicable, as amended hereby.

Section 2.  Amendment to the Receivables Purchase Agreement.  The definition of Restricted Subsidiary in Section 1.1 of the Receivables Purchase Agreement is amended to read as follows:

“Restricted Subsidiary” shall mean any Subsidiary which is a “Restricted Subsidiary” as defined in the Senior Facility Credit Agreement.

Section 3.  Amendments to the Undertaking Agreement. The Undertaking Agreement is amended as follows:

(a)     The phrase “10⅝% Senior Unsecured Notes due 2008 of Equistar, the 10 1/8% Senior Unsecured Notes due 2011 of Equistar” in the definition of “Existing Notes” in Section 1.01 is changed to “10 1/8% Senior Unsecured Notes due 2008 of Equistar, the 10⅝% Senior Unsecured Notes due 2011 of Equistar.”

(b)     Section 4.03(g) is amended by the addition of the phrase “the Senior Facility Credit Agreement,” immediately preceding the reference to “the Senior Second Lien Debt.”

(c)     The phrase “(i) $750,000,000 and (ii) 3% of Consolidated Net Tangible Assets” appearing in Section 4.03(k) is changed to “(i) $1,000,000,000 and (ii) 4% of Consolidated Net Tangible Assets.”

(d)     The phrase “such merger, consolidation or amalgamation involves an Originator and” is added to Section 4.04(d)(ii) immediately following the word “if.”

Section 4.  Representations.

(a)     Each of the Seller and the Servicer represents and warrants that (i) its representations and warranties set forth in Article 4 of the Receivables Purchase Agreement are true in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (which representations and warranties were true and correct in all material respects on and as of such earlier date) and (ii) no Event of Termination has occurred and is continuing on the date hereof; and

(b)     Each Originator represents and warrants that its representations and warranties set forth in Article 2 of the Undertaking Agreement are true in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (which representations and warranties were true and correct in all material respects on and as of such earlier date).

Section 5.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7.  Effectiveness.

(a)     The amendment to the Receivables Purchase Agreement pursuant to this Amendment shall become effective on the date when the Agent shall have received counterparts hereof signed by the Seller, the Servicer, the Agent and the Required Purchasers (or, in the case of any of the foregoing parties as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

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(b)     The amendments to the Undertaking Agreement pursuant to this Amendment shall become effective on the date when the Agent shall have received counterparts hereof signed by each Originator, the Required Purchasers and the Agent (or, in the case of any of the foregoing parties as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LYONDELLBASELL RECEIVABLES I, LLC, as Seller

By:	/s/ Karen A. Twitchell
	Name:	Karen A. Twitchell
	Title:	Authorized Representative

[Signature page to Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

LYONDELL CHEMICAL COMPANY, as Servicer and as Originator

By:	/s/ Karen A. Twitchell
	Name:	Karen A. Twitchell
	Title:	Authorized Representative

[Signature page to Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

EQUISTAR CHEMICALS, LP as Originator

By:	/s/ Karen A. Twitchell
	Name:	Karen A. Twitchell
	Title:	Authorized Representative

[Signature page to Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

HOUSTON REFINING LP as Originator

By:	/s/ Karen A. Twitchell
	Name:	Karen A. Twitchell
	Title:	Authorized Representative

[Signature page to Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

CITIBANK, N.A., as Agent

By:	/s/ David Jeffe
	Name:	David Jeffe
	Title:	Director/Vice President

[Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

CITIBANK, N.A.,

By:	/s/ David Jeffe
	Name:	David Jeffe
	Title:	Director/Vice President

[Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

ABN AMRO BANK, N.V.

By:	/s/ Erwin Illegible
	Name:	Erwin Illegible
	Title:	E.D.

By:	/s/ Marko Kreizer
	Name:	Marko Kreizer
	Title:	A.D.

[Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Bruce H. Mendelsohn
	Name:	Bruce H. Mendelsohn
	Title:	Authorized Signatory

[Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Anand Melvani
	Name:	Anand Melvani
	Title:	Vice President

[Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]

UBS LOAN FINANCE LLC

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

[Amendment No.1 to Receivables Purchase Agreement and Undertaking Agreement]